                                   EXHIBIT 99


PRESS RELEASE                    FOR IMMEDIATE RELEASE
                                 Contact: Preston Bair, Chief Financial Officer
                                 Telephone: (740) 622-0444


                     HOME LOAN FINANCIAL CORPORATION REPORTS
              EARNINGS FOR THE QUARTER AND YEAR ENDED JUNE 30, 2003

Coshocton, Ohio, July 23, 2003 - Home Loan Financial Corporation (Nasdaq:HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $541,000, or $.35 basic and diluted earnings per share for the quarter ended June 30, 2003 compared to net income of $348,000, or $.23 basic and diluted earnings per share for the quarter ended June 30, 2002, an increase of $193,000, or 55.3%.

         The increase in earnings for the quarter ended June 30, 2003 compared with June 30, 2002, was primarily attributable to increases in net interest income of $174,000 and noninterest income of $209,000, partially offset by increases in noninterest expense of $78,000 and income taxes of $97,000. The increase in net interest income was primarily due to an increase in average earning assets. The increase in noninterest income was primarily due to HLFC's earnings from its ownership in Coshocton County Title Agency ("CCTA"). The increase in noninterest expense was primarily due to increases in salaries and benefits due to additional staff and an increase in ESOP expense due to the elevated price of HLFC's stock.

         Net income for the year ended June 30, 2003 was $1,874,000, or $1.25 basic and $1.21 diluted earnings per share, compared to $1,475,000 for the year ended June 30, 2002, or $.99 basic and $.96 diluted earnings per share, an increase of $399,000, or 27.0%.

         The increase in earnings for the year ended June 30, 2003 compared with June 30, 2002 was primarily attributable to increases in net interest income of $514,000 and noninterest income of $399,000 partially offset by increases in noninterest expense of $269,000 and income taxes of $176,000.

         The increase in net interest income was primarily due to an increase in average earning assets, partially offset by a slight decrease in the net interest margin. The increase in noninterest income was primarily attributable to the earnings from CCTA and the gains from the sale of loans. The increase in noninterest expense was primarily due to increases in salaries and benefits due to additional staff and an increase in ESOP expense.

         The net interest margin for the three months ended June 30, 2003 was 4.24%. Return on average equity and return on average assets for the three months ended June 30, 2003 were 10.08% and 1.47%, respectively. The book value of HLFC's common stock was $13.14 per share as of June 30, 2003 compared to $12.22 per share as of June 30, 2002, an increase of $.92, or 7.5%.

         Total assets at June 30, 2003 were $147.8 million compared to June 30, 2002 assets of $132.3 million, an increase of $15.5 million, or 11.7%. The increase in total assets was primarily in loans, which increased $10.7 million. Total deposits at June 30, 2003 were $86.0 million compared to June 30, 2002 deposits of $79.8 million, an increase of $6.2 million, or 7.7%. Total equity at June 30, 2003 was $21.7 million compared to $20.1 million at June 30, 2002.

         Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Bank has two offices in Coshocton, Ohio and a branch in West Lafayette, Ohio.

                         HOME LOAN FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                 June 30, 2003         June 30, 2002
                                                                 -------------         -------------
ASSETS
Cash and cash equivalents                                        $   4,012,397         $   2,931,785
Securities available for sale                                        7,536,746             4,413,516
Mortgage-backed securities available for sale                        9,850,287             9,738,990
Federal Home Loan Bank stock                                         2,162,900             1,927,100
Loans, net                                                         121,759,596           111,017,080
Premises and equipment, net                                          1,218,370             1,278,592
Accrued interest receivable                                            738,357               651,707
Other assets                                                           504,077               322,366
                                                                 -------------         -------------
         Total assets                                            $ 147,782,730         $ 132,281,136
                                                                 =============         =============

LIABILITIES
Deposits                                                         $  85,953,036         $  79,773,087
Federal Home Loan Bank advances                                     38,720,382            28,802,335
Due to broker on security purchase                                        --               2,392,006
Accrued interest payable                                               580,142               590,581
Accrued expenses and other liabilities                                 818,719               578,626
                                                                 -------------         -------------
     Total liabilities                                             126,072,279           112,136,635

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                        --                    --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                                 --                    --
Additional paid-in capital                                          14,166,911            14,100,870
Retained earnings                                                   14,514,056            13,831,012
Unearned employee stock ownership plan shares                       (1,067,434)           (1,354,006)
Unearned recognition and retention plan shares                        (256,212)             (434,692)
Treasury stock, at cost - 596,305 shares at                         (6,090,975)           (6,186,296)
    June 30, 2003 and 599,188 shares at
    June 30, 2002
Accumulated other comprehensive income                                 444,105               187,613
                                                                 -------------         -------------
       Total shareholders' equity                                   21,710,451            20,144,501
                                                                 -------------         -------------
           Total liabilities and shareholders' equity            $ 147,782,730         $ 132,281,136
                                                                 =============         =============


                        CONSOLIDATED STATEMENTS OF INCOME

                                            Three Months Ended                      Year Ended
                                                 June 30,                            June 30,
                                                 --------                            --------
                                           2003              2002              2003              2002
                                           ----              ----              ----              ----
Total interest income                   $2,451,250        $2,300,283        $9,728,805        $9,497,338
Total interest expense                     967,126           989,945         3,973,340         4,256,206
                                        ----------        ----------        ----------        ----------
     Net interest income                 1,484,124         1,310,338         5,755,465         5,241,132
Provision for loan losses                   40,000            25,000           190,000           120,000
                                        ----------        ----------        ----------        ----------
     Net interest income after
       provision for loan losses         1,444,124         1,285,338         5,565,465         5,121,132
Total noninterest income                   304,303            95,193           831,193           431,921
Total noninterest expense                  921,224           843,386         3,559,401         3,290,039
                                        ----------        ----------        ----------        ----------
Income before income
      tax expense                          827,203           537,145         2,837,257         2,263,014
Income tax expense                         286,300           188,900           963,600           787,600
                                        ----------        ----------        ----------        ----------
     Net income                         $  540,903        $  348,245        $1,873,657        $1,475,414
                                        ==========        ==========        ==========        ==========

Basic earnings per share                $      .35        $      .23        $     1.25        $      .99
                                        ==========        ==========        ==========        ==========

Diluted earnings per share              $      .35        $      .23        $     1.21        $      .96
                                        ==========        ==========        ==========        ==========


                              KEY OPERATING RATIOS

                                                   At or For The                    At or For The
                                                Three Months Ended                    Year Ended
                                                     June 30,                           June 30,
                                                     --------                           --------
                                              2003              2002              2003             2002
                                              ----              ----              ----             ----
Net interest margin*                            4.24%             4.28%             4.28%            4.29%
Return on average assets                        1.47%             1.09%             1.33%            1.17%
Return on average equity                       10.08%             6.93%             8.94%            7.43%
Total equity to total assets                   14.69%            15.23%            14.69%           15.23%
Common shares outstanding                  1,651,945         1,649,062         1,651,945        1,649,062
Book value per share                      $    13.14        $    12.22        $    13.14       $    12.22
Nonperforming assets to
      total assets                              0.49%             1.08%             0.49%            1.08%



*Net interest margin has been calculated on a fully tax equivalent basis.